EXHIBT 10.3

IFDS PURCHASE AGREEMENT

by and among

DST SYSTEMS, INC.
DSTi HOLDINGS LIMITED
DST REALTY, INC.
INTERNATIONAL FINANCIAL DATA SERVICES LIMITED PARTNERSHIP
INTERNATIONAL FINANCIAL DATA SERVICES (IRELAND) LIMITED
and
STATE STREET CORPORATION

dated as of

March 27, 2017

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
ARTICLE II TRANSACTIONS		6
Section 2.01	Percana Purchase and Sale	6
Section 2.02	Partial Settlement of IFDS Ireland’s Note	7
Section 2.03	IFDS Realty UK Purchase and Sale	7
Section 2.04	Notes Receivable Purchase.	7
Section 2.05	IFDS UK Purchase and Sale	7
Section 2.06	Cash Distribution.	8
Section 2.07	Termination of Agreement	8
Section 2.08	Other Transactions to be Effected at the Closing	8
Section 2.09	Closing	8
ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO DST		8
Section 3.01	Organization, Good Standing and Authority.	8
Section 3.02	No Conflicts; Consents	9
Section 3.03	Legal Proceedings; Governmental Orders	9
Section 3.04	Brokers	9
Section 3.05	Investigation	9
Section 3.06	No Other Representations or Warranties	10
ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO DSTI		10
Section 4.01	Organization, Good Standing and Authority.	10
Section 4.02	No Conflicts; Consents	10
Section 4.03	Legal Proceedings; Governmental Orders	10
Section 4.04	Brokers	11
Section 4.05	Investigation	11
Section 4.06	No Other Representations or Warranties	12
ARTICLE V REPRESENTATIONS AND WARRANTIES RELATING TO DST REALTY		11
Section 5.01	Organization, Good Standing and Authority.	11
Section 5.02	No Conflicts; Consents	12
Section 5.03	Legal Proceedings; Governmental Orders	12
Section 5.04	Brokers	12
Section 5.05	Investigation	12
Section 5.06	No Other Representations or Warranties	13
ARTICLE VI REPRESENTATIONS AND WARRANTIES RELATING TO IFDS IRELAND		13
Section 6.01	Organization, Good Standing and Authority	13
Section 6.02	No Conflicts; Consents	13
Section 6.03	Title to Percana Interests	14
Section 6.04	Legal Proceedings; Governmental Orders	14
Section 6.05	Brokers	14
Section 6.06	No Other Representations or Warranties	14

i

ii

Section 11.10	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	29
Section 11.11	Specific Performance	29
Section 11.12	Counterparts	29

iii

IFDS PURCHASE AGREEMENT
This IFDS PURCHASE AGREEMENT (this “Agreement”), dated as of March 27, 2017, is entered into by and among DST SYSTEMS, INC., a Delaware corporation (“DST”), DSTi HOLDINGS LIMITED, a company organized under the laws of England and Wales and wholly-owned indirect subsidiary of DST (“DSTi”), DST Realty, Inc., a Delaware corporation and wholly-owned subsidiary of DST (“DST Realty”), INTERNATIONAL FINANCIAL DATA SERVICES LIMITED PARTNERSHIP, a Massachusetts limited partnership (“IFDS”), INTERNATIONAL FINANCIAL DATA SERVICES (IRELAND) LIMITED, a company organized under the laws of Ireland and wholly-owned subsidiary of IFDS (“IFDS Ireland”), and STATE STREET CORPORATION, a Massachusetts corporation (“State Street”). Each of DST, DSTi, DST Realty, IFDS, IFDS Ireland and State Street are sometimes referred to individually as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, IFDS Ireland owns Equity Interests (the “Percana Interests”) in IFDS Percana Group Limited, a company organized under the laws of Ireland (“Percana”);
WHEREAS, Percana owns all of the issued and outstanding Equity Interests in IFDS Percana International Managed Services Limited, a company organized under the laws of Ireland (“Percana Sub”);
WHEREAS, each of DSTi and IFDS Ireland desires to enter into a transaction pursuant to which IFDS Ireland will sell to DSTi, and DSTi will purchase from IFDS Ireland, the Percana Interests (the “Percana Purchase and Sale”), on the terms set forth in this Agreement, at the Closing;
WHEREAS, on January 9, 2017, the Central Bank of Ireland was notified of the change in control of Percana Sub, and on January 12, 2017 the Central Bank of Ireland stated that it had no objections to the change in control of Percana Sub;
WHEREAS, each of DSTi and IFDS Ireland intends for the Percana Purchase and Sale to be treated as a purchase and sale of the assets of Percana and Percana Sub for U.S. federal income tax purposes and subject to Section 1001 of the Internal Revenue Code of 1986;
WHEREAS, each of IFDS Ireland and IFDS desires to enter into a transaction pursuant to which IFDS Ireland shall make a $3,500,000 payment to IFDS, in partial settlement of IFDS Ireland’s note payable due to IFDS (the “Partial Settlement of IFDS Ireland’s Note”), on the terms set forth in this Agreement, at the Closing;
WHEREAS, IFDS owns Equity Interests (the “IFDS Realty UK Interests”) in IFDS Realty UK, LLC, a Delaware limited liability company (“IFDS Realty UK”);
WHEREAS, IFDS Realty UK owns all of the issued and outstanding Equity Interests in (i) IFDS Leasing I UK, LLC, a Delaware limited liability company, and (ii) IFDS Leasing II UK, LLC, a Delaware limited liability company;

WHEREAS, each of DST Realty and IFDS desires to enter into a transaction pursuant to which IFDS will sell to DST Realty, and DST Realty will purchase from IFDS, the IFDS Realty UK Interests (the “IFDS Realty UK Purchase and Sale”), on the terms set forth in this Agreement, at the Closing;
WHEREAS, the respective boards of directors of DST and State Street have determined that it would be appropriate, desirable and in the best interests of each of DST and State Street and their respective shareholders for DST and State Street to enter into a transaction (the “Notes Receivable Purchase”), pursuant to which State Street will sell to DST, and DST will purchase from State Street, State Street’s right, title and interest in and to the Notes Receivable, for the Notes Receivable Purchase Price, in each case, on the terms set forth in this Agreement, at the Closing;
WHEREAS, State Street owns fifty percent (50%) of the issued and outstanding Equity Interests (such Equity Interests, the “IFDS UK Interests”) in International Financial Data Services Limited, a company organized under the laws of England and Wales (“IFDS UK”);
WHEREAS, IFDS UK owns all of the issued and outstanding Equity Interests in each of (i) International Financial Data Services (UK) Limited, a company organized under the laws of England and Wales, (ii) IFDS Financial Services Limited, a company organized under the laws of England and Wales, and (iii) The Administration Partnership Limited, a company organized under the laws of England and Wales;
WHEREAS, each of DSTi and State Street desires to enter into a transaction pursuant to which State Street will sell to DSTi, and DSTi will purchase from State Street, the IFDS UK Interests, on the terms set forth in this Agreement, at the Closing (the “IFDS UK Purchase and Sale”);
WHEREAS, on February 3, 2017, the United Kingdom Financial Conduct Authority approved the change in control of IFDS UK; and
WHEREAS, the board of directors of IFDS (the “IFDS Board”) has determined that it would be appropriate, desirable and in the best interests of IFDS and its partners to make a cash payment of (a) $30,743,850 to each of DST and State Street, and (b) $6,150 to each of IFDS GP, Inc. and International Financial Data Services GP, Inc., in each case, on the terms set forth in this Agreement, on the Business Day following the Closing Date (collectively, the “Cash Distribution” and, together with the Percana Purchase and Sale, the Partial Settlement of IFDS Ireland’s Note, the IFDS Realty UK Purchase and Sale, the Notes Receivable Purchase and the IFDS UK Purchase and Sale, collectively, the “Transactions”).
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“Action” means any claim, action, hearing, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, whether civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Parties acknowledge and agree that for purposes of this Agreement: (i) Percana and its subsidiaries are not Affiliates of State Street or any of its subsidiaries and shall not be deemed to be Affiliates of DST or any of its subsidiaries prior to the Closing (but shall be deemed Affiliates of DST from and after the Closing), (ii) IFDS Realty UK and its subsidiaries are not Affiliates of State Street or any of its subsidiaries and shall not be deemed to be Affiliates of DST or any of its subsidiaries prior to the Closing (but shall be deemed Affiliates of DST from and after the Closing), (iii) IFDS UK and its subsidiaries are not Affiliates of State Street or any of its subsidiaries and shall not be deemed to be Affiliates of DST or any of its subsidiaries prior to the Closing (but shall be deemed Affiliates of DST from and after the Closing), and (iv) State Street Syntel Services Private Limited and its subsidiaries are Affiliates of State Street.
“Agreement” has the meaning set forth in the Preamble.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, NY are authorized or required by Law to be closed for business.
“Cash Distribution” has the meaning set forth in the Recitals.
“Closing” has the meaning set forth in Section 2.09.
“Closing Date” has the meaning set forth in Section 2.09.
“Commitment” means, with respect to a Person, (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other agreements that could require such Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of such Person, (c) pre-emptive rights granted under such Person’s Governing Documents or any agreement to which such Person is a party or binding on such Person with respect to such Person’s Equity Interests, and (d) stock appreciation rights, phantom stock, profit participation or other similar rights with respect to such Person.

“Contracting Parties” has the meaning set forth in Section 9.06.
“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Direct Claim” has the meaning set forth in Section 9.05(c).
“Dollars” or “$” means the lawful currency of the United States.
“DST” has the meaning set forth in the Preamble.
“DST Realty” has the meaning set forth in the Preamble.
“DST Released Parties” has the meaning set forth in Section 10.03(b).
“DST Releasing Parties” has the meaning set forth in Section 10.03(a).
“Encumbrance” means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. Notwithstanding the foregoing, “Encumbrance” shall not include any restriction on transfer under state, federal or other applicable securities Laws.
“Entity” means any domestic or foreign corporation, partnership, limited liability company, trust or other entity.
“Equity Interests” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, membership interests, other equity ownership interests or other partnership or limited liability company interests, including economic or profits interests, and any Commitments with respect thereto, and (c) with respect to any other Person, any other equity ownership in such Person.
“Governing Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its domestic or foreign jurisdiction of organization.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision of any of the above, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“IFDS” has the meaning set forth in the Preamble.
“IFDS Board” has the meaning set forth in the Recitals.
“IFDS Ireland” has the meaning set forth in the Preamble.
“IFDS Realty UK” has the meaning set forth in the Recitals.
“IFDS Realty UK Interests” has the meaning set forth in the Recitals.
“IFDS Realty UK Purchase and Sale” has the meaning set forth in the Recitals.
“IFDS Realty UK Purchase Price” has the meaning set forth in Section 2.03(a).
“IFDS UK” has the meaning set forth in the Recitals.
“IFDS UK Interests” has the meaning set forth in the Recitals.
“IFDS UK Purchase and Sale” has the meaning set forth in the Recitals.
“IFDS UK Purchase Price” has the meaning set forth in Section 2.06(a)
“Indemnified Party” has the meaning set forth in Section 9.05.
“Indemnifying Party” has the meaning set forth in Section 9.05.
“Indemnitees” has the meaning set forth in Section 9.02.
“Knowledge” with respect to any Party means the actual knowledge of any member, manager, director, officer or general partner of such Party, or the knowledge that any such Person would acquire as a result of due inquiry.
“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, rule of law or Governmental Order.
“Losses” means losses, damages, claims, actions, causes of action, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses, including attorneys’ fees and the cost of enforcing any right to indemnification hereunder or under any Transaction Document.
“Nonparty Affiliates” has the meaning set forth in Section 9.06.
“Notes Receivable” means the notes receivable due from IFDS UK to State Street in the aggregate amount of Twenty Million Five Hundred Thousand Pounds Sterling (£20,500,000), arising out of (ii) that certain Subordinated Loan Agreement, dated as of March 30, 2016, by and between State Street and IFDS UK and (ii) that certain Subordinated Loan Agreement, dated as of September 30, 2016, by and between State Street and IFDS UK, which includes any interest accrued thereunder.

“Notes Receivable Purchase Price” means Twenty Million Seven Hundred Ninety One Thousand Forty Seven Pounds Sterling and Sixty Seven Pence (£20,791,047.67).
“Partial Settlement of IFDS Ireland’s Note” has the meaning set forth in the Recitals.
“Party” or “Parties” has the meaning set forth in the Preamble.
“Percana” has the meaning set forth in the Recitals.
“Percana Interests” has the meaning set forth in the Recitals.
“Percana Purchase and Sale” has the meaning set forth in the Recitals.
“Percana Purchase Price” has the meaning set forth in Section 2.01(a).
“Percana Sub” has the meaning set forth in the Recitals.
“Person” means an individual or an Entity, including a Governmental Authority.
“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.
“Representative” means, with respect to any Person, any and all directors, members, managing members, partners, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“State Street” has the meaning set forth in the Preamble.
“State Street Released Parties” has the meaning set forth in Section 10.03(b).
“State Street Releasing Parties” has the meaning set forth in Section 10.03(a).
“Third Party Claim” has the meaning set forth in Section 9.05(a).
“Transaction Documents” has the meaning set forth in Section 2.08.
“Transactions” has the meaning set forth in the Recitals.
ARTICLE II
TRANSACTIONS

Section 2.01    Percana Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing:
(a)    IFDS Ireland shall sell, transfer, assign, convey and deliver to DSTi, and DSTi shall purchase from IFDS Ireland, all of IFDS Ireland’s right, title and interest in and to all of the Percana Interests, free and clear of all Encumbrances, for $10,000,000 in cash (the “Percana Purchase Price”); and
(b)    (i) DSTi shall deliver, or cause to be delivered, the Percana Purchase Price to IFDS Ireland, by wire transfer of immediately available funds to the account designated by IFDS Ireland by written notice delivered to DSTi no later than three (3) Business Days prior to the Closing Date, and (ii) IFDS Ireland shall deliver, or cause to be delivered, stock transfers of the Percana Interests to DSTi, free and clear of all Encumbrances, duly executed by IFDS Ireland.
Section 2.02    Partial Settlement of IFDS Ireland’s Note. On the terms and subject to the conditions set forth in this Agreement, at the Closing:
(a)    IFDS Ireland shall make a cash payment of $3,500,000 to IFDS, in partial settlement of IFDS Ireland’s note payable to IFDS, and IFDS shall accept from IFDS Ireland such cash payment, in partial settlement of IFDS Ireland’s note payable to IFDS.
(b)    IFDS Ireland shall make the payment set forth in Section 2.02(a) by wire transfer of immediately available funds to the account designated by IFDS by written notice delivered to IFDS Ireland no later than three (3) Business Days prior to the Closing Date.
Section 2.03    IFDS Realty UK Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)    IFDS shall sell, transfer, assign, convey and deliver to DST Realty, and DST Realty shall purchase from IFDS, all of IFDS’s right, title and interest in and to all of the IFDS Realty UK Interests, free and clear of all Encumbrances, for $58,000,000 in cash (the “IFDS Realty UK Purchase Price”); and
(b)    (i) DST Realty shall deliver, or cause to be delivered, the IFDS Realty UK Purchase Price to IFDS, by wire transfer of immediately available funds to the account designated by IFDS by written notice delivered to DST Realty no later than three (3) Business Days prior to the Closing Date, and (ii) IFDS shall deliver, or cause to be delivered, an assignment of the IFDS Realty UK Interests to DST Realty, free and clear of all Encumbrances, duly executed by IFDS.
Section 2.04    Notes Receivable Purchase.
(a)    On the terms and subject to the conditions set forth in this Agreement, at the Closing, State Street shall sell, transfer, assign, convey and deliver to DST, and DST shall purchase from State Street, all of State Street’s right, title and interest in and to the Notes Receivable, free and clear of all Encumbrances, for the Notes Receivable Purchase Price.
(b)    DST shall deliver, or cause to be delivered, the Notes Receivable Purchase Price to State Street, by wire transfer of immediately available funds to the account designated by State Street by written notice delivered to DST no later than three (3) Business Days prior to the Closing Date, and (ii) State Street shall deliver, or cause to be delivered, an assignment of the Notes Receivable in the form reasonably required by DST to effect the Notes Receivable Purchase pursuant to this Agreement.
Section 2.05    IFDS UK Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing:
(a)    State Street shall sell, transfer, assign, convey and deliver to DSTi, and DSTi shall purchase from State Street, all of State Street’s right, title and interest in and to all of the IFDS UK Interests, free and clear of all Encumbrances, for $141,000,000 in cash (the “IFDS UK Purchase Price”); and
(b)    (i) DSTi shall deliver, or cause to be delivered, the IFDS UK Purchase Price to State Street, by wire transfer of immediately available funds to the account designated by State Street by written notice delivered to DSTi no later than three (3) Business Days prior to the Closing Date, and (ii) State Street shall deliver, or cause to be delivered, stock transfers of the IFDS UK Interests to DSTi, free and clear of all Encumbrances, duly executed by State Street.
Section 2.06    Cash Distribution.
(a)    On the terms and subject to the conditions set forth in this Agreement, on the Business Day following the Closing, IFDS shall make a cash distribution of (i) $30,743,850 to each of DST and State Street, and DST and State Street shall accept such cash distribution from IFDS, and (ii) $6,150 to each of IFDS GP, Inc. and International Financial Data Services GP, Inc., and IFDS GP, Inc. and International Financial Data Services GP, Inc. shall each accept such cash distribution from IFDS.
(b)    IFDS shall make the payments set forth in Section 2.06(a) by wire transfer of immediately available funds to the accounts designated by each of DST, State Street, IFDS GP,

Inc. and International Financial Data Services GP, Inc. by written notices delivered to IFDS no later than three (3) Business Days prior to the Closing Date.
Section 2.07    Termination of Agreement. Effective automatically upon the Closing, that certain Agreement, by and among DST and State Street, dated as of December 23, 1992 (as in effect as of the date hereof) shall terminate, and shall thereafter be of no further force and effect.
Section 2.08    Other Transactions to be Effected at the Closing. At the Closing, each Party shall deliver, or cause to be delivered, any instruments, agreements, documents or certificates (collectively, the “Transaction Documents”) reasonably required to be delivered to effect the Transactions pursuant to this Agreement.
Section 2.09    Closing.
(a)    Subject to the terms and conditions of this Agreement, the Percana Purchase and Sale, the Partial Settlement of IFDS Ireland’s Note, the IFDS Realty UK Purchase and Sale, the Notes Receivable Purchase and the IFDS UK Purchase and Sale shall take place at a closing (the “Closing”) to be held at 10 a.m., New York time, on the date hereof, at the offices of Morrison & Foerster LLP, 250 W. 55th Street, New York, NY 10019 (the day on which the Closing takes place being the “Closing Date”), or at such other place or on such other date as DSTi and State Street shall mutually agree upon in writing.
(b)    On the terms and subject to the conditions set forth in this Agreement, the Cash Distribution shall take place on the Business Day following the Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO DST

DST represents and warrants that the statements contained in this Article III are true and correct as of each of the Closing Date and the Business Day following the Closing Date.
Section 3.01    Organization, Good Standing and Authority.
(a)    DST (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)    The execution and delivery by DST of this Agreement, the performance by DST of its obligations hereunder, and the consummation by DST of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by DST.
(c)    This Agreement has been duly executed and delivered by DST, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of DST enforceable against DST in accordance with its terms.
Section 3.02    No Conflicts; Consents. The execution, delivery and performance by DST of this Agreement and the consummation by DST of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of DST; (b) conflict with or result in a violation or breach of any provision of any Law applicable to DST; or (c) require the consent of, notice to or other action by any Person under any Contract to which DST is a party. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to DST in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 3.03    Legal Proceedings; Governmental Orders. There are no Actions pending or, to DST’s Knowledge, threatened against DST, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. DST is not subject to any Action of any Governmental Authority that would impair or delay DST’s ability to consummate the transactions contemplated by this Agreement.
Section 3.04    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DST or any of its Affiliates.
Section 3.05    Investigation. DST acknowledges and agrees that (a) the only representations and warranties made by State Street are the representations and warranties expressly set forth in Article VIII or the other Transaction Documents, and that neither DST nor any of its Affiliates has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of State Street or any of its Affiliates, any Representatives of State Street or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through State Street’s Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither DST nor any of its Affiliates shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims DST, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of State Street expressly set forth in Article VIII or the other Transaction Documents.
Section 3.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III and the other Transaction Documents, neither DST, nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of DST, in connection with the Transactions, including any representation or warranty regarding DST, DST’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to this Agreement and the Transaction Documents, and DST hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of DST, its Affiliates or any other Person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO DSTi

DSTi represents and warrants that the statements contained in this Article IV are true and correct as of the Closing Date.
Section 4.01    Organization, Good Standing and Authority.
(a)    DSTi (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)    The execution and delivery by DSTi of this Agreement, the performance by DSTi of its obligations hereunder, and the consummation by DSTi of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by DSTi.
(c)    This Agreement has been duly executed and delivered by DSTi, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of DSTi enforceable against DSTi in accordance with its terms.
Section 4.02    No Conflicts; Consents. The execution, delivery and performance by DSTi of this Agreement and the consummation by DSTi of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of DSTi; (b) conflict with or result in a violation or breach of any provision of any Law applicable to DSTi; or (c) require the consent of, notice to or other action by any Person under any Contract to which DSTi is a party. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to DSTi in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 4.03    Legal Proceedings; Governmental Orders. There are no Actions pending or, to DSTi’s Knowledge, threatened against DSTi, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. DSTi is not subject to any Action of any Governmental Authority that would impair or delay DSTi’s ability to consummate the transactions contemplated by this Agreement.
Section 4.04    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DSTi or any of its Affiliates.

Section 4.05    Investigation. DSTi acknowledges and agrees that (a) the only representations and warranties made by State Street are the representations and warranties expressly set forth in Article VIII or the other Transaction Documents, and that neither DSTi nor any of its Affiliates has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of State Street or any of its Affiliates, any Representatives of State Street or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through State Street’s Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither DSTi nor any of its Affiliates shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims DSTi, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of State Street expressly set forth in Article VIII or the other Transaction Documents.
Section 4.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV and the other Transaction Documents, neither DSTi, nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of DSTi, in connection with the Transactions, including any representation or warranty regarding DSTi, DSTi’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to this Agreement and the Transaction Documents, and DSTi hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of DSTi, its Affiliates or any other Person.
ARTICLE V
REPRESENTATIONS AND WARRANTIES RELATING TO DST REALTY

DST Realty represents and warrants that the statements contained in this Article V are true and correct as of the Closing Date.
Section 5.01    Organization, Good Standing and Authority.
(a)    DST Realty (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)    The execution and delivery by DST Realty of this Agreement, the performance by DST Realty of its obligations hereunder, and the consummation by DST Realty of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by DST Realty.

(c)    This Agreement has been duly executed and delivered by DST Realty, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of DST Realty enforceable against DST Realty in accordance with its terms.
Section 5.02    No Conflicts; Consents. The execution, delivery and performance by DST Realty of this Agreement and the consummation by DST Realty of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of DST Realty; (b) conflict with or result in a violation or breach of any provision of any Law applicable to DST Realty; or (c) require the consent of, notice to or other action by any Person under any Contract to which DST Realty is a party. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to DST Realty in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 5.03    Legal Proceedings; Governmental Orders. There are no Actions pending or, to DST Realty’s Knowledge, threatened against DST Realty, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. DST Realty is not subject to any Action of any Governmental Authority that would impair or delay DST Realty’s ability to consummate the transactions contemplated by this Agreement.
Section 5.04    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DST Realty or any of its Affiliates.
Section 5.05    Investigation. DST Realty acknowledges and agrees that (a) the only representations and warranties made by State Street are the representations and warranties expressly set forth in Article VIII or the other Transaction Documents, and that neither DST Realty nor any of its Affiliates has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of State Street or any of its Affiliates, any Representatives of State Street or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through State Street’s Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither DST Realty nor any of its Affiliates shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims DST Realty, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of State Street expressly set forth in Article VIII or the other Transaction Documents.

Section 5.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV and the other Transaction Documents, neither DST Realty, nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of DST Realty, in connection with the Transactions, including any representation or warranty regarding DST Realty, DST Realty’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to this Agreement and the Transaction Documents, and DST Realty hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of DST Realty, its Affiliates or any other Person.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES RELATING TO IFDS IRELAND

IFDS Ireland represents and warrants that the statements contained in this Article VI are true and correct as of the Closing Date.
Section 6.01    Organization, Good Standing and Authority.
(a)    IFDS Ireland (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)    The execution and delivery by IFDS Ireland of this Agreement, the performance by IFDS Ireland of its obligations hereunder and the consummation by IFDS Ireland of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by IFDS Ireland.
(c)    This Agreement has been duly executed and delivered by IFDS Ireland, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of IFDS Ireland enforceable against IFDS Ireland in accordance with its terms.
Section 6.02    No Conflicts; Consents. The execution, delivery and performance by IFDS Ireland of this Agreement and the consummation by IFDS Ireland of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of IFDS Ireland; (b) conflict with or result in a violation or breach of any provision of any Law applicable to IFDS Ireland; (c) require the consent of, notice to or other action by any Person under any Contract to which IFDS Ireland is a party; or (d) result in the creation or imposition of any Encumbrance on the Percana Interests. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to IFDS Ireland in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.03    Title to Percana Interests. IFDS Ireland is the record owner of and has good and valid title to the Percana Interests, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, IFDS Ireland shall have transferred to DSTi all of the Percana Interests free and clear of all Encumbrances, other than Encumbrances created by DSTi. Except for this Agreement, IFDS Ireland (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of the Percana Interests, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of the Percana Interests.
Section 6.04    Legal Proceedings; Governmental Orders. There are no Actions pending or, to IFDS Ireland’s Knowledge, threatened against IFDS Ireland, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the Percana Purchase and Sale or the Partial Settlement of IFDS Ireland’s Note. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. IFDS Ireland is not subject to any Action of any Governmental Authority that would impair or delay IFDS Ireland’s ability to consummate the Percana Purchase and Sale or the Partial Settlement of IFDS Ireland’s Note.
Section 6.05    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of IFDS Ireland.
Section 6.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article VI and the other Transaction Documents, neither IFDS Ireland nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of IFDS Ireland, in connection with the Percana Purchase and Sale or the Partial Settlement of IFDS Ireland’s Note, including any representation or warranty regarding IFDS Ireland, the Percana Purchase and Sale, the Partial Settlement of IFDS Ireland’s Note or any other rights or obligations to be transferred pursuant to this Agreement and the Transaction Documents, and IFDS Ireland hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of IFDS Ireland, its Affiliates or any other Person. IFDS Ireland hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, advice, data or other information related to Percana and its respective subsidiaries made, communicated or furnished (orally or in writing, including electronically) by IFDS Ireland, its Affiliates or its or their Representatives to DSTi, its Affiliates or its or their Representatives, including any omissions therefrom, under any and all theories of liability. Without limiting the foregoing, neither IFDS Ireland nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, written or oral, to DSTi or any of its Affiliates or any Representatives of DSTi or any of its Affiliates regarding the success, profitability or value of the business of Percana and its respective subsidiaries.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES RELATING TO IFDS

IFDS represents and warrants that the statements contained in this Article VII are true and correct as of each of the Closing Date and the Business Day following the Closing Date (or, if another date is specified, as of such date).
Section 7.01    Organization, Good Standing and Authority.
(a)    IFDS (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)    The execution and delivery by IFDS of this Agreement, the performance by IFDS of its obligations hereunder and the consummation by IFDS of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by IFDS.
(c)    This Agreement has been duly executed and delivered by IFDS, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of IFDS enforceable against IFDS in accordance with its terms.
Section 7.02    No Conflicts; Consents. The execution, delivery and performance by IFDS of this Agreement and the consummation by IFDS of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of IFDS; (b) conflict with or result in a violation or breach of any provision of any Law applicable to IFDS; or (c) require the consent of, notice to or other action by any Person under any Contract to which IFDS is a party. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to IFDS in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 7.03    Title to IFDS Realty UK Interests. As of the Closing Date, IFDS is the record owner of and has good and valid title to the IFDS Realty UK Interests, free and clear of all Encumbrances. Upon consummation of the IFDS Realty UK Purchase and Sale, IFDS shall have transferred to DST Realty all of the IFDS Realty UK Interests free and clear of all Encumbrances, other than Encumbrances created by DST Realty. Except for this Agreement, IFDS (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of the IFDS Realty UK Interests, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of the IFDS Realty UK Interests.

Section 7.04    Legal Proceedings; Governmental Orders. There are no Actions pending or, to IFDS’s Knowledge, threatened against IFDS, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the Partial Settlement of IFDS Ireland’s Note, the IFDS Realty UK Purchase and Sale or the Cash Distribution. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. IFDS is not subject to any Action of any Governmental Authority that would impair or delay IFDS’s ability to consummate the Partial Settlement of IFDS Ireland’s Note, the IFDS Realty UK Purchase and Sale or the Cash Distribution.
Section 7.05    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of IFDS.
Section 7.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article VII and the other Transaction Documents, neither IFDS nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of IFDS, in connection with the Partial Settlement of IFDS Ireland’s Note, the IFDS Realty UK Purchase and Sale or the Cash Distribution, including any representation or warranty regarding IFDS, the Partial Settlement of IFDS Ireland’s Note, the IFDS Realty UK Purchase and Sale or the Cash Distribution or any other rights or obligations to be transferred pursuant to this Agreement and the Transaction Documents, and IFDS hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of IFDS, its Affiliates or any other Person.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES RELATING TO STATE STREET
State Street represents and warrants that the statements contained in this Article VIII are true and correct as of each of the Closing Date and the Business Day following the Closing Date (or, if another date is specified, as of such date).
Section 8.01    Organization, Good Standing and Authority.
(a)    State Street (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)    The execution and delivery by State Street of this Agreement, the performance by State Street of its obligations hereunder and the consummation by State Street of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by State Street.
(c)    This Agreement has been duly executed and delivered by State Street, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of State Street enforceable against State Street in accordance with its terms.
Section 8.02    No Conflicts; Consents. The execution, delivery and performance by State Street of this Agreement and the consummation by State Street of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of State Street; (b) conflict with or result in a violation or breach of any provision of any Law applicable to State Street; (c) require the consent of, notice to or other action by any Person under any Contract to which State Street is a party; or (d) result in the creation or imposition of any Encumbrance on the IFDS UK Interests or the Notes Receivable. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to State Street in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 8.03    Title to IFDS UK Interests. As of the Closing Date, State Street is the record owner of and has good and valid title to the IFDS UK Interests, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, State Street shall have transferred to DSTi all of the IFDS UK Interests free and clear of all Encumbrances, other than Encumbrances created by DSTi. Except for this Agreement, State Street (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of the IFDS UK Interests, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of the IFDS UK Interests.
Section 8.04    Legal Proceedings; Governmental Orders. There are no Actions pending or, to State Street’s Knowledge, threatened against State Street, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the Transactions. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. State Street is not subject to any Action of any Governmental Authority that would impair or delay State Street’s ability to consummate the transactions contemplated by this Agreement.
Section 8.05    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of State Street.
Section 8.06    Investigation. State Street acknowledges and agrees that (a) the only representations and warranties made by DST, DSTi and DST Realty are the representations and warranties expressly set forth in Article III, Article IV and Article V, respectively, or in the other Transaction Documents, and that neither State Street, nor any of its Affiliates, has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of DST or DSTi, or any of their Affiliates, any Representatives of DST or DSTi, or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through DST’s, DSTi’s or any of their Affiliates’ Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither State Street, nor any of its Affiliates, shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims State Street, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of DST, DSTi and DST Realty expressly set forth in Article III, Article IV and Article V, respectively, or the other Transaction Documents.
Section 8.07    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article VIII and the other Transaction Documents, neither State Street nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of State Street, in connection with the Transactions, including any representation or warranty regarding State Street, the Transactions or any other rights or obligations to be transferred pursuant to this Agreement and the Transaction Documents, and State Street hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of State Street, its Affiliates or any other Person. State Street hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, advice, data or other information related to IFDS UK and its respective subsidiaries made, communicated or furnished (orally or in writing, including electronically) by State Street, its Affiliates or its or their Representatives to DST, DSTi, DST Realty or any of their Affiliates or Representatives, including any omissions therefrom, under any and all theories of liability. Without limiting the foregoing, neither State Street nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, written or oral, to DST, DSTi, DST Realty or any of their Affiliates or any Representatives of DST, DSTi, DST Realty or any of their Affiliates regarding the success, profitability or value of the business of IFDS UK and its respective subsidiaries.
ARTICLE IX
INDEMNIFICATION
Section 9.01     Survival. The representations and warranties contained herein shall survive the Closing, and shall remain in full force and effect until sixty (60) days following expiration of the applicable statute of limitations. The covenants and agreements contained herein shall survive the Closing in accordance with their terms. Notwithstanding the foregoing, the right to indemnification pursuant to this Article IX shall not terminate with respect to any claim made before expiration of the applicable survival period under this Article IX, and shall continue until the resolution of such claim.

Section 9.02    Indemnification. Subject to the terms and conditions of this Article IX, each Party shall indemnify and defend the other Parties and their respective Affiliates and their respective Representatives (collectively, the “Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses actually incurred or sustained by, or imposed upon, the Indemnitees based upon, arising out of, with respect to or by reason of:
(a)    any inaccuracy in or breach of any such Party's representations or warranties contained in this Agreement or in any schedule or certificate delivered pursuant to this Agreement.
(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Party pursuant to this Agreement.
Section 9.03    Limitations.
(a)    The cumulative indemnification obligation under this Article IX of State Street shall in no event exceed an amount equal to $209,000,000. The cumulative indemnification obligation under this Article IX of DST and its Affiliates shall in no event exceed an amount equal to $209,000,000.
(b)    With respect to each indemnification obligation contained in this Agreement, (i) each such obligation shall be reduced by any tax benefit actually realized by the Indemnified Party with respect to the indemnifiable Loss in the tax period such Loss was incurred or in the immediately subsequent tax period (determined on a “with and without” basis) and (ii) all Losses shall be net of any amounts that have been recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party or any insurance policy or other cash receipts or sources of reimbursement in respect of such Losses.
(c)    Notwithstanding anything in this Agreement or in any schedule or certificate delivered pursuant to this Agreement to the contrary, in no event shall any Party have any liability under this Agreement or any schedule or certificate delivered pursuant to this Agreement (including under this Article IX) for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to a breach or alleged breach of this Agreement or any schedule or certificate delivered pursuant to this Agreement). Notwithstanding the foregoing, the limitations set forth in this Section 9.03(c) shall not apply to Third Party Claims.
(d)     Notwithstanding anything to the contrary in this Article IX, no Party shall make a claim for indemnification pursuant to this Article IX against an Affiliate of such Party.
Section 9.04     Mitigation. Each Party shall, and shall cause its applicable Affiliates and Representatives to, use reasonable commercial efforts to (a) mitigate any Losses, upon and after becoming aware of any fact, event, circumstance or condition that has given rise to or would reasonably be expected to give rise to, any Losses for which it would have the right to seek indemnification hereunder, whether by asserting claims against third parties or by otherwise qualifying for a benefit that would reduce or eliminate Losses for which indemnification would otherwise be available under this Article IX and (b) recover any Losses from applicable insurance policies or third parties.

Section 9.05     Indemnification Procedures. The Party making a claim under this Article IX is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”.

(a)Third Party Claims. If any Indemnified Party receives notice of any pending or threatened Action made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail in light of the facts available to the Indemnified Party. The Indemnifying Party shall have the right to control the defense of any such Third Party Claim; provided, that the Indemnified Party has not been advised in writing by counsel that such claim involves a conflict of interest between the Indemnified Party and the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party of its decision to control the defense of a Third Party Claim within thirty (30) days of its receipt of notice of such Third Party Claim from the Indemnified Party, or the Indemnifying Party is not permitted pursuant to the proviso of the preceding sentence to control the defense of such Third Party Claim, the Indemnified Party shall have the right to control the defense of such Third Party Claim, subject to the last sentence of Section 9.05(b). The Indemnified Party shall, and shall cause each of its Affiliates and Representatives to, cooperate reasonably with the Indemnifying Party in the defense of any Third Party Claim.

(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim unless such settlement (a) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and (b) entails the payment by the Indemnifying Party of monetary damages as the sole relief for the claimant. If the Indemnified Party has assumed the defense pursuant to Section 9.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The

Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including, if applicable, access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
Section 9.06    No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the this Agreement or the Transaction Documents, or the negotiation, execution, or performance of this Agreement or the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, execution of this Agreement and the Transaction Documents), may be made only against (and are limited to) the entities that are expressly identified as parties in the preamble to this Agreement, as applicable (“Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future Representative, equityholder or controlling person of any Contracting Party, or any Representative of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, or in connection with, or related in any manner to, this Agreement or the Transaction Documents, or based on, in respect of, or by reason of this Agreement or the Transaction Documents, or their negotiation, execution, performance, or breach, and, to the maximum extent permitted by applicable Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates.

Section 9.07    Exclusive Remedies. Except as provided in Section 11.11 (Specific Performance), following the Closing, the indemnification provisions of this Article IX shall be the sole and exclusive remedy for any Indemnified Party for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise, and whether predicated on common law, statute, strict liability or otherwise) that such Person may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of or inaccuracy with respect to any representation or warranty set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement, or any breach or failure by a Party thereto to perform or comply with any covenant or agreement set forth herein and therein. Notwithstanding anything to the contrary in this Agreement, each Party retains all of its rights and remedies with respect to claims based upon circumstances constituting fraud or intentional misrepresentation.

Section 9.08    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article IX, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.
ARTICLE X
OTHER COVENANTS

Section 10.01     Privilege. DST, for itself and its Affiliates, and its and its Affiliates’ respective successors and assigns, hereby irrevocably and unconditionally acknowledges and agrees that all attorney‑client privileged communications between State Street, any of its Affiliates and their respective current or former Affiliates or Representatives and their counsel, including Ropes & Gray LLP and Skadden, Arps, Slate, Meagher & Flom LLP, made in the course of the negotiation, documentation and consummation of the Transactions belong solely to State Street and its Affiliates (and not to Percana, IFDS Realty UK, IFDS UK or their respective subsidiaries) and neither DST nor Percana nor IFDS Realty UK nor IFDS UK nor any of their former or current Affiliates, subsidiaries or Representatives nor any Person purporting to act on behalf of or through DST, Percana, IFDS Realty UK or IFDS UK or any of their current or former Affiliates, subsidiaries or Representatives, shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications belongs to DST, Percana, IFDS Realty UK or IFDS UK or on any other grounds.
Section 10.2 Confidentiality; Public Notices.
(a)    Subject to Section 10.02(b), this Agreement may not be used, circulated, quoted or otherwise referred to by any Party except with the prior written consent of the other Party; provided, that no such written consent shall be required for any disclosure (a) to the extent required by applicable Law or by the applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party shall, to the extent permitted by applicable Law, (i) advise the other Party before making such disclosure and (ii) provide the other Party a reasonable opportunity to review and comment on such disclosure), (b) to a Party’s Representatives or Affiliates, so long as such disclosure is made on a confidential basis, or (c) for purposes of enforcing the terms hereof or thereof.
(b)     Upon execution of this Agreement, DST and State Street will issue a press release in the form(s) previously agreed upon by the Parties. Upon execution of this Agreement, DST may file one (1) or more Current Reports on Form 8-K in the forms previously provided to State Street, as to which State Street acknowledges that DST has provided State Street with a reasonable opportunity to review and comment. Thereafter, no Party nor any Affiliate or Representative of any Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement, the Transaction Documents or the Transactions without the prior written consent of the other Party, except as required by applicable Law or by the applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party shall, to the extent permitted by applicable Law, (i) advise the other Party before making such disclosure and (ii) provide the other Party a reasonable opportunity to review and comment on such release or announcement).
Section 10.03    Releases.
(a)     Effective upon the Closing, DST, on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “DST Releasing Parties”), hereby irrevocably waives, acquits, remises, discharges and forever releases State Street and each of State Street’s past, present and future Representatives, Affiliates, equityholders and controlling persons (the “State Street Released Parties”) from any and all liabilities and obligations to such DST Releasing Parties arising from State Street’s direct or indirect ownership of Equity Interests in Percana, IFDS Realty UK and IFDS UK prior to the Closing of any kind or nature whatsoever, in each case, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each of the DST Releasing Parties agrees that it shall not seek to recover any amounts in connection therewith or thereunder from State Street or any of the State Street Released Parties. Notwithstanding the foregoing, nothing in this Section 11.03(a) shall release or be deemed to release State Street or its Affiliates from any liabilities or obligations under this Agreement or the Transaction Documents to the extent set forth herein or therein.
(b)    Effective upon the Closing, State Street, in each case on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “State Street Releasing Parties”), hereby irrevocably waives, acquits, remises, discharges and forever releases DST and each of DST’s past, present and future Representatives, Affiliates, equityholders and controlling persons (the “DST Released Parties”) from any and all liabilities and obligations to such State Street Releasing Parties arising from DST’s direct or indirect ownership of Equity Interests in Percana, IFDS Realty UK and IFDS UK prior to the Closing of any kind or nature whatsoever, in each case, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each of the State Street Releasing Parties agrees that it shall not seek to recover any amounts in connection therewith or thereunder from DST or any of DST Released Parties. Notwithstanding the foregoing, nothing in this Section 10.03(b) shall release or be deemed to release DST or its Affiliates from any liabilities or obligations under this Agreement or the Transaction Documents to the extent set forth herein or therein.
Section 10.04    Entity Classification Elections. On or before the tenth (10th) Business Day following the Closing Date, DSTi shall file, or caused to be filed, duly and timely entity classification elections pursuant to U.S. Treasury Regulations Section 301.7701-3(c) for Percana and Percana Sub to each be treated as disregarded as an entity separate from its owner for U.S.

federal income tax purposes, effective on the calendar date that immediately precedes the Closing Date. IFDS Ireland shall cooperate with DSTi in the preparation and filing of the elections described in this Section 10.04, including by providing any necessary signatures for such elections.
ARTICLE XI
MISCELLANEOUS
Section 11.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.
Section 11.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications shall be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.02):

If to DST:	DST Systems, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.
If to DSTi:
DSTi Holdings Limited
c/o DST Systems, Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
E-mail: RDYoung@dstsystems.com
Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary

with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.

If to DST Realty:	DST Realty, Inc. c/o DST Systems, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.
If to IFDS:	International Financial Data Services Limited Partnership 2000 Crown Colony Drive – 4th Floor Quincy, MA 02169 E-mail: Legal@BostonFinancial.com Attention: Legal Department with copies (which shall not constitute notice) to:

DST Systems, Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
E-mail: RDYoung@dstsystems.com
Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019
E-mail: SpencerKlein@MoFo.com
Attention: Spencer D. Klein, Esq.

If to IFDS Ireland:	International Financial Data Services (Ireland) Limited Bishop’s Square, Redmond’s Hill Dublin 2, Ireland E-mail: PConcannon@statestreet.com Attention: Pat Concannon

With copies (which shall not constitute notice) to:

DST Systems, Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
E-mail: RDYoung@dstsystems.com
Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019
E-mail: SpencerKlein@MoFo.com
Attention: Spencer D. Klein, Esq.

If to State Street:	State Street Corporation State Street Financial Center One Lincoln Street, 21st Floor Boston, MA 02111 E-mail: dcphelan@statestreet.com Attention: David Phelan, General Counsel
with a copy (which shall not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: Timothy W. Diggins E-mail: timothy.diggins@ropesgray.com; Amanda McGrady Morrison E-mail: amanda.morrison@ropesgray.com

Section 11.03     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

Section 11.04     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.06     Severability. If any term or provision (or portion thereof) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Agreement or invalidate or render unenforceable such term or provision (or portion thereof) in any other jurisdiction. Upon such determination that any term or other provision (or portion thereof) is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.06    Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 11.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment in violation of this Section 11.07 shall be null and void.

Section 11.08    No Third-Party Beneficiaries. Except as provided in Article IX, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, (a) the Indemnitees shall be express third party beneficiaries of Article IX, (b) the Nonparty Affiliates shall be express third party beneficiaries of Section 9.06, (c) the State Street Released Parties shall be express third party beneficiaries of Section 10.03(a), and (d) DST Released Parties shall be express third party beneficiaries of Section 10.03(b).

Section 11.09    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).
(b)Any legal suit, action or proceeding arising out of or based upon this Agreement, the Transaction Documents or the Transaction may be instituted exclusively in the United States District Court for the Southern District of New York, and each Party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such court and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.
(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(C).

Section 11.11    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof and to an injunction to prevent breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
Section 11.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DST:	DST Systems, Inc.
By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: Sr. VP, CFO & Treasurer

DSTi:	DSTi Holdings Limited
By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: Director

DST REALTY:	DST Realty, Inc.
By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: VP & Treasurer

IFDS:	International Financial Data Services Limited Partnership
By: Jay Shuman Name: Jay Shuman Title: CFO

IFDS IRELAND:	International Financial Data Services (Ireland) Limited
By: /s/ Simon Hudson-Lund Name: Simon Hudson-Lund Title: Director

STATE STREET:	State Street Corporation
By: /s/ Susan Dargan Name: Susan Dargan Title: Executive Vice President